Exhibit 99.1

Definitive Healthcare Reports Financial Results for Fourth Quarter and Full Fiscal Year 2024

Fourth quarter and full year 2024 revenue exceeded guidance

Framingham, MA (February 27, 2025) – Definitive Healthcare Corp. (“Definitive Healthcare” or the “Company”) (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced financial results for the quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Financial Highlights:

•
Revenue was $62.3 million, a decrease of 6% from $65.9 million in Q4 2023.

•
Net Loss, inclusive of goodwill impairment charges of $97.1 million, was $(84.7) million, or (136)% of revenue, compared to $(13.4) million or (20)% of revenue in Q4 2023.

•
Adjusted Net Income was $12.6 million, compared to $10.6 million in Q4 2023.

•
Adjusted EBITDA was $17.5 million, or 28% of revenue, compared to $19.8 million, or 30% of revenue in Q4 2023.

•
Cash Flow from Operations was $8.1 million in the quarter.

•
Unlevered Free Cash Flow was $(1.6) million in the quarter.

Full Year 2024 Financial Highlights:

•
Revenue was $252.2 million, compared to $251.4 million for the full year 2023.

•
Net Loss, inclusive of goodwill impairment charges of $688.9 million, was $(591.4) million, or (235)% of revenue, compared to $(289.6) million, inclusive of goodwill impairment charges of $287.4 million, or (115)% of revenue for the full year 2023.

•
Adjusted Net Income was $55.1 million, compared to $46.7 million for the full year 2023.

•
Adjusted EBITDA was $79.1 million, or 31% of revenue, compared to $74.5 million, or 30% of revenue for the full year 2023.

•
Cash Flow from Operations was $58.2 million for the full year 2024, up 41% from $41.2 million for the full year 2023.

•
Unlevered Free Cash Flow was $72.5 million for the full year 2024, up 6% from $68.6 million for the full year 2023.

“Revenue and adjusted EBITDA were above the high end of our guided ranges despite challenging commercial conditions,” said Kevin Coop, CEO of Definitive Healthcare. “We executed on delivering new business growth, securing new logos and expanding relationships with existing customers through upsell and cross-sell opportunities. We are committed to building on this momentum as we move into 2025.

“I’m also pleased to announce that after a thorough search process, Casey Heller, our Senior Vice President of Finance, will assume the role of Chief Financial Officer, effective on June 2, 2025. We expect a smooth transition as she is already responsible for a significant portion of the company’s financial functions, including all aspects of commercial and operational finance, FP&A, and investor relations. In addition, Rick Booth will continue to serve as CFO until early June to give us time to backfill Casey’s current position and enable her to hit the ground running as CFO with a full team.”

Recent Business and Operating Highlights:

Customer Wins

In the fourth quarter, Definitive Healthcare continued to win new logos across all end-markets, by providing the data, insights, and integrations that drive their critical business use cases. Customer wins for the quarter included:

•
A behavioral and mental health screening company is leveraging our reference, affiliation, and claims data to identify and build stronger relationships with the right doctors and practices. They’ve also created an AI-powered tool that leverages insights from our data to compare physician prescribing habits, helping health systems improve care and drive growth.
•
A leading U.S. supplier of industrial, medical, and specialty gases chose us to gain insights into complex IDN hierarchies, identify high-volume facilities, navigate the Healthcare RFP process, and expand into new markets like surgery centers and post-acute facilities. This partnership also helps them connect with key nursing, procurement, and purchasing executives at both the facility and group purchasing organization (GPO) levels.
•
A large pharmaceutical company is leveraging our data along with their own internal and third party data inside a robust master data management (MDM) system they have built, to develop a sophisticated patient and provider segmentation machine learning model, along with a next-best action program, to support the launch of a new pain medication. Definitive not only provides critical data and services to enable this integration, but our expertise also increases the value the customer derives from their existing platform investments.

Business Outlook

Based on information as of February 27, 2025, the Company is issuing the following financial guidance.

First Quarter 2025:

•
Revenue is expected to be in the range of $55.5 – $57.0 million.
•
Adjusted Operating Income is expected to be in the range of $7.5 – $8.5 million.
•
Adjusted EBITDA is expected to be in the range of $10.5 – $11.5 million, and 19 – 20% adjusted EBITDA margin.
•
Adjusted Net Income is expected to be $3.0 – $4.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be approximately $0.02 per share on approximately 153.3 million weighted-average shares outstanding.

Full Year 2025:

•
Revenue is expected to be in the range of $230.0 – $240.0 million.
•
Adjusted Operating Income is expected to be in the range of $49.0 – $53.0 million.
•
Adjusted EBITDA is expected to be in the range of $61.0 – $65.0 million, for a full-year adjusted EBITDA margin ranging from 26 – 28%.
•
Adjusted Net Income is expected to be $30.0 – $34.0 million.
•
Adjusted Net Income Per Diluted Share is expected to be $0.19 – $0.22 per share on approximately 153.9 million weighted-average shares outstanding.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty in predicting certain items excluded from these non-GAAP financial measures; in particular, the effects of equity-based compensation expense, taxes and amounts under the tax receivable agreement, deferred tax assets and deferred tax liabilities, and transaction, integration, and restructuring expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call Information

Definitive Healthcare will host a conference call today February 27, 2025, at 5:00 p.m. (Eastern Time) to discuss the Company's full financial results and current business outlook. Participants may access the call at 1-877-358-7298 or 1-848-488-9244. Shortly after the conclusion of the call, a replay of this conference call will be available through March 29, 2025, at 1-800-645-7964 or 1-757-849-6722. The replay passcode is 1765#. A live audio webcast of the event will be available on Definitive Healthcare’s Investor Relations website at https://ir.definitivehc.com/.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “will,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “assumes,” “would,” “potentially” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the benefits of our healthcare commercial intelligence solutions, our overall future prospects, customer behaviors and use of our solutions, the market, industry and macroeconomic environment, our plans to improve our operational and financial performance and our business, our ability to execute on our plans, customer growth, including our upsell and cross-sell opportunities, and our ability to successfully transition executive leadership. Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: global geopolitical tension and difficult macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including trade tensions, recessions, inflation, high interest rates, volatility in the capital markets and related market uncertainty; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; our ability to successfully transition executive leadership; the possibility that our security measures are breached or unauthorized access to data is otherwise obtained; and the risks of being required to collect sales or other related taxes for subscriptions to our platform in jurisdictions where we have not historically done so.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that will be filed following this earnings release, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://www.definitivehc.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.definitivehc.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.definitivehc.com/.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to loss from operations, net loss, earnings per share, or any other performance measures derived in accordance with GAAP or as measures of operating cash flows or liquidity. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. In evaluating our non-GAAP financial measures, you should be aware that in the future, we may incur expenses similar to those eliminated in these presentations.

We refer to Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Diluted Share as non-GAAP financial measures. These non-GAAP financial measures are not required by or prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”). These are supplemental financial measures of our performance and should not be considered substitutes for cash provided by (used in) operating activities, loss from operations, net (loss) income, net (loss) income margin, gross profit, gross margin, or any other measure derived in accordance with GAAP.

We define Unlevered Free Cash Flow as net cash provided by operating activities less purchases of property, equipment and other assets, plus cash interest expense, and cash payments related to transaction, integration, and restructuring related expenses, earnouts, and other non-core items. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

We define EBITDA as earnings before debt-related costs, including interest expense, net, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including other income, net, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to help investors to assess our operating performance because these metrics eliminate non-core and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

We define Adjusted Gross Profit as gross profit excluding acquisition-related amortization and equity-based compensation costs and Adjusted Gross Margin is defined as Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small portion of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

We define Adjusted Operating Income as loss from operations plus acquisition related amortization, equity-based compensation, transaction, integration, and restructuring expenses, goodwill impairments and other non-core expenses. We define Adjusted Net Income as Adjusted Operating Income less interest (expense), income net, recurring income tax (provision) benefit, foreign currency gain (loss), and tax impacts of adjustments.

We define Adjusted Net Income Per Diluted Share as Adjusted Net Income divided by diluted outstanding shares.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Bethany Swackhamer
bswackhamer@definitivehc.com

Definitive Healthcare Corp.
Consolidated Balance Sheets
(amounts in thousands, except number of shares and par value; unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$105,378	$130,976
Short-term investments	184,786	177,092
Accounts receivable, net	53,232	59,249
Prepaid expenses and other assets	13,040	13,120
Deferred contract costs	13,736	13,490
Total current assets	370,172	393,927
Property and equipment, net	3,791	4,471
Operating lease right-of-use assets, net	7,521	9,594
Other assets	2,300	2,388
Deferred contract costs	14,389	17,320
Intangible assets, net	297,933	323,121
Goodwill	393,283	1,075,080
Total assets	$1,089,389	$1,825,901
Liabilities and Equity
Current liabilities:
Accounts payable	$10,763	$5,787
Accrued expenses and other liabilities	40,896	51,529
Deferred revenue	93,344	97,377
Term loan	13,750	13,750
Operating lease liabilities	2,408	2,239
Total current liabilities	161,161	170,682
Long-term liabilities:
Deferred revenue	32	9
Term loan	229,368	242,567
Operating lease liabilities	7,586	9,372
Tax receivable agreements liability	49,511	127,000
Deferred tax liabilities	25,088	67,163
Other liabilities	9,449	9,934
Total liabilities	482,195	626,727

Equity:
Class A Common Stock, par value $0.001, 600,000,000 shares authorized, 113,953,554 and 116,562,252 shares issued and outstanding at December 31, 2024 and 2023, respectively	114	117
Class B Common Stock, par value $0.00001, 65,000,000 shares authorized, 39,439,198 and 39,375,806 shares issued and outstanding, respectively, at December 31, 2024, and 39,762,700 and 39,168,047 shares issued and outstanding, respectively, at December 31, 2023	—	—
Additional paid-in capital	1,085,445	1,086,581
Accumulated other comprehensive (deficit) income	(610)	2,109
Accumulated deficit	(640,574)	(227,450)
Noncontrolling interests	162,819	337,817
Total equity	607,194	1,199,174
Total liabilities and equity	$1,089,389	$1,825,901

Definitive Healthcare Corp.
Consolidated Statements of Operations
(amounts in thousands, except share amounts and per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$62,288	$65,932	$252,202	$251,415
Cost of revenue:
Cost of revenue exclusive of amortization (1)	10,967	9,447	40,684	34,740
Amortization	3,719	3,066	14,049	12,742
Gross profit	47,602	53,419	197,469	203,933
Operating expenses:
Sales and marketing (1)	20,372	23,605	83,807	94,534
Product development (1)	8,982	11,569	36,518	42,441
General and administrative (1)	8,503	16,567	49,267	58,861
Depreciation and amortization	9,413	9,935	37,618	39,008
Transaction, integration, and restructuring expenses	2,835	1,823	12,225	11,489
Goodwill impairment	97,060	—	688,854	287,400
Total operating expenses	147,165	63,499	908,289	533,733
Loss from operations	(99,563)	(10,080)	(710,820)	(329,800)
Other (expense) income, net:
Interest expense, net	(303)	(125)	(245)	(1,559)
Other income (expense), net	9,254	(1,982)	77,320	23,179
Total other income (expense), net	8,951	(2,107)	77,075	21,620
Loss before income taxes	(90,612)	(12,187)	(633,745)	(308,180)
Benefit from (provision for) income taxes	5,895	(1,175)	42,299	18,553
Net loss	(84,717)	(13,362)	(591,446)	(289,627)
Less: Net loss attributable to noncontrolling interests	(25,642)	(3,129)	(178,322)	(87,239)
Net loss attributable to Definitive Healthcare Corp.	$(59,075)	$(10,233)	$(413,124)	$(202,388)
Net loss per share of Class A Common Stock:
Basic	$(0.51)	$(0.09)	$(3.54)	$(1.79)
Diluted	$(0.51)	$(0.09)	$(3.54)	$(1.79)
Weighted average Common Stock outstanding:
Basic	115,015,489	116,418,495	116,640,183	112,764,537
Diluted	115,015,489	116,418,495	116,640,183	112,764,537

(1) Amounts include equity-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cost of revenue	$171	$267	$839	$1,097
Sales and marketing	1,449	3,110	6,235	11,407
Product development	1,651	3,572	8,579	13,138
General and administrative	4,094	6,305	22,432	23,097
Total equity-based compensation expense	$7,365	$13,254	$38,085	$48,739

Definitive Healthcare Corp.
Consolidated Statements of Cash Flows
(amounts in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cash flows provided by (used in) operating activities:
Net loss	$(84,717)	$(13,362)	$(591,446)	$(289,627)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	526	562	2,245	1,953
Amortization of intangible assets	12,606	12,439	49,422	49,797
Amortization of deferred contract costs	3,978	3,488	15,441	12,963
Equity-based compensation	7,365	13,254	38,085	48,739
Amortization of debt issuance costs	175	175	702	702
Provision for bad debt expense	—	554	947	1,374
Non-cash restructuring charges	192	—	1,239	155
Goodwill impairment charges	97,060	—	688,854	287,400
Tax receivable agreement remeasurement	(8,758)	1,507	(76,909)	(23,470)
Changes in fair value of contingent consideration	1,460	302	(1,780)	302
Deferred income taxes	(6,061)	1,015	(42,670)	(18,713)
Changes in operating assets and liabilities:
Accounts receivable	(17,455)	(18,559)	5,693	811
Prepaid expenses and other assets	(627)	(1,348)	(7,832)	(7,156)
Deferred contract costs	(4,481)	(5,770)	(12,756)	(18,790)
Contingent consideration	—	—	(602)	—
Accounts payable, accrued expenses, and other liabilities	(285)	2,919	(5,458)	1,330
Deferred revenue	7,157	7,533	(4,979)	(6,580)
Net cash provided by operating activities	8,135	4,709	58,196	41,190
Cash flows (used in) provided by investing activities:
Purchases of property, equipment, and other assets	(10,901)	(594)	(12,344)	(2,977)
Purchases of short-term investments	(111,634)	(45,595)	(304,304)	(259,208)
Maturities of short-term investments	96,265	100,596	303,769	275,426
Cash paid for acquisitions and investments, net of cash acquired	—	—	(13,530)	(45,023)
Net cash (used in) provided by investing activities	(26,270)	54,407	(26,409)	(31,782)
Cash flows used in financing activities:
Repayments of term loans	(3,437)	(3,438)	(13,750)	(8,594)
Taxes paid related to net share settlement of equity awards	(278)	(1,035)	(7,548)	(4,432)
Repurchases of Class A Common Stock	(7,329)	—	(22,366)	—
Payments of contingent consideration	—	—	(1,000)	—
Payments under tax receivable agreement	—	—	(6,950)	(246)
Payments of equity offering issuance costs	—	—	—	(30)
Member distributions	(2,324)	(1,589)	(5,135)	(12,282)
Net cash used in financing activities	(13,368)	(6,062)	(56,749)	(25,584)
Net (decrease) increase in cash and cash equivalents	(31,503)	53,054	(24,962)	(16,176)
Effect of exchange rate changes on cash and cash equivalents	(728)	462	(636)	218
Cash and cash equivalents, beginning of year	137,609	77,460	130,976	146,934
Cash and cash equivalents, end of year	$105,378	$130,976	$105,378	$130,976
Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$3,310	$3,684	$14,196	$14,456
Income taxes	—	—	—	136
Acquisitions:
Net assets acquired, net of cash acquired	$—	$—	$13,675	$52,678
Working capital adjustment receivable	—	—	(145)	145
Contingent consideration	—	—	—	(7,800)
Net cash paid for acquisitions	$—	$—	$13,530	$45,023

Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accounts payable and accrued expenses and other liabilities	$6,870	$47	$6,870	$47

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$8,135	$4,709	$58,196	$41,190
Purchases of property, equipment, and other assets	(10,901)	(594)	(12,344)	(2,977)
Interest paid in cash	3,310	3,684	14,196	14,456
Transaction, integration, and restructuring expenses paid in cash(a)	1,183	1,521	12,766	11,032
Earnout payment (b)	—	—	602	—
Other non-core items (c)	(3,311)	1,803	(936)	4,875
Unlevered Free Cash Flow	$(1,584)	$11,123	$72,480	$68,576

(a) Transaction and integration expenses paid in cash primarily represent legal, accounting, and consulting expenses related to our acquisitions. Restructuring expenses paid in cash relate to our restructuring plans announced in the first quarter of 2024 and the first and third quarters of 2023, along with exit costs related to office relocations.
(b) Earnout payment represents final settlement of contingent consideration included in cash flow from operations.
(c) Other non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and/or unrelated to our core operations.

Reconciliation of GAAP Net Loss to Adjusted Net Income and
GAAP Operating Loss to Adjusted Operating Income
(in thousands, except per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(84,717)	$(13,362)	$(591,446)	$(289,627)
Add: Income tax (benefit) provision	(5,895)	1,175	(42,299)	(18,553)
Add: Interest expense, net	303	125	245	1,559
Add: Other (income) expense, net	(9,254)	1,982	(77,320)	(23,179)
Loss from operations	(99,563)	(10,080)	(710,820)	(329,800)
Add: Amortization of intangible assets acquired through business combinations	11,370	11,510	45,239	46,099
Add: Equity-based compensation	7,365	13,254	38,085	48,739
Add: Transaction, integration, and restructuring expenses	2,835	1,823	12,225	11,489
Add: Goodwill impairment	97,060	—	688,854	287,400
Add: Other non-core items	(3,311)	1,803	(936)	4,875
Adjusted Operating Income	15,756	18,310	72,647	68,802
Less: Interest expense, net	(303)	(125)	(245)	(1,559)
Less: Recurring income tax benefit (provision) (a)	60	(1,175)	669	1,374
Less: Foreign currency gain (loss)	496	(475)	411	(291)
Less: Tax impacts of adjustments to net loss	(3,458)	(5,886)	(18,341)	(21,633)
Adjusted Net Income	$12,551	$10,649	$55,141	$46,693
Shares for Adjusted Net Income Per Diluted Share (b)	154,404,162	155,560,756	155,853,282	154,836,706
Adjusted Net Income Per Diluted Share	$0.08	$0.07	$0.35	$0.30

(a) Recurring income tax benefit (provision) excludes the income tax impact of goodwill impairment charges.
(b) Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 162,498,543 and 163,153,442 as of December 31, 2024 and 2023, respectively.

Reconciliation of GAAP Gross Profit and Margin to Adjusted Gross Profit and Margin
(in thousands; unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
(in thousands)	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Reported gross profit and margin	$47,602	76%	$53,419	81%	$197,469	78%	$203,933	81%
Amortization of intangible assets resulting from acquisition-related purchase accounting adjustments	2,483	4%	2,137	3%	9,866	4%	9,044	4%
Equity-based compensation costs	171	0%	267	0%	839	0%	1,097	0%
Adjusted gross profit and margin	$50,256	81%	$55,823	85%	$208,174	83%	$214,074	85%

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(in thousands; unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Net loss and margin	$(84,717)	(136)%	$(13,362)	(20)%	$(591,446)	(235)%	$(289,627)	(115)%
Interest expense, net	303	0%	125	0%	245	0%	1,559	1%
Income tax (benefit) provision	(5,895)	(9)%	1,175	2%	(42,299)	(17)%	(18,553)	(7)%
Depreciation & amortization	13,132	21%	13,001	20%	51,667	20%	51,750	21%
EBITDA and margin	(77,177)	(124)%	939	1%	(581,833)	(231)%	(254,871)	(101)%
Other (income) expense, net (a)	(9,254)	(15)%	1,982	3%	(77,320)	(31)%	(23,179)	(9)%
Equity-based compensation (b)	7,365	12%	13,254	20%	38,085	15%	48,739	19%
Transaction, integration, and restructuring expenses (c)	2,835	5%	1,823	3%	12,225	5%	11,489	5%
Goodwill impairment (d)	97,060	156%	—	0%	688,854	273%	287,400	114%
Other non-core items (e)	(3,311)	(5)%	1,803	3%	(936)	(0)%	4,875	2%
Adjusted EBITDA and margin	$17,518	28%	$19,801	30%	$79,075	31%	$74,453	30%

(a) Primarily represents TRA liability remeasurement and foreign exchange gains and losses.
(b) Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c) Transaction and integration expenses primarily represent legal, accounting, and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions and strategic partnerships. Restructuring expenses relate to the 2024 Restructuring Plan and those we committed to during the first and third quarters of 2023, as well as impairment and restructuring charges related to office closures, relocations, and consolidations.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Merger and acquisition due diligence and transaction costs	$919	$1,309	$3,329	$5,419
Integration costs	176	129	1,115	934
Fair value adjustment for contingent consideration	1,460	302	(1,780)	302
Restructuring charges for severance and other separation costs	88	83	8,097	4,679
Office closure and relocation restructuring charges and impairments	192	—	1,464	155
Total transaction, integration and restructuring expense	$2,835	$1,823	$12,225	$11,489

(d) Goodwill impairment charges represent non-cash, pre-tax, goodwill impairment charges. We experienced declines in our market capitalization as a result of sustained decreases in our stock price, which represented triggering events requiring our management to perform quantitative goodwill impairment tests multiple times in 2024 and during the third quarter of 2023. As a result of the impairment tests conducted in each respective period, we determined that the fair value of our single reporting unit was lower than its carrying value and, accordingly, recorded these impairment charges.

(e) Other non-core items represent expenses driven by events that are typically by nature one-time, non-operational, and/or unrelated to our core operations. These expenses are comprised of non-core legal and regulatory costs isolated to unique and extraordinary litigation, legal and regulatory matters that are not considered normal and recurring business activity, including sales tax accrual adjustments inclusive of penalties and interest for sales taxes that we may have been required to collect from customers in 2024 and in certain previous years, and other non-recurring legal and regulatory matters. Other non-core items also include consulting fees and severance costs associated with strategic transition initiatives, as well as professional fees related to financing, capital structure changes, and other non-core items.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Non-core legal and regulatory	$(3,438)	$(60)	$(3,439)	$2,370
Consulting and severance costs for strategic transition initiatives	1	1,977	2,219	1,977
Other non-core expenses	126	(114)	284	528
Total other non-core items	$(3,311)	$1,803	$(936)	$4,875